Exhibit 99.1
AYALA CORPORATION AND PROVIDENCE EQUITY PARTNERS
COMPLETE TENDER OFFER
FOR SHARES OF ETELECARE GLOBAL SOLUTIONS, INC.
     NEW YORK, NY, Manila, Philippines December 11, 2008 — Ayala Corporation and Providence Equity Partners today announced the completion of the tender offer for all outstanding common shares and Amercian Depositary Shares of eTelecare Global Solutions, Inc. The common shares are listed on the Philippine Stock Exchange, Inc. (PSE: ETEL) and the American Depositary Shares or ADSs, each representing one common share, are quoted on the Nasdaq Global Market (NASDAQ: ETEL). The offer expired, as scheduled, at 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on Thursday, December 11, 2008 and was made by EGS Acquisition Co LLC, an entity that is jointly owned by affiliates of Ayala Corporation and Providence Equity Partners. On December 8, 2008, EGS Acquisition Co LLC assigned all of its rights and interests in the tender offer to its affiliate, EGS Acquisition Corp.
As of the expiration of the offer, approximately 18,898,255 eTelecare common shares and approximately 10,387,391 eTelecare ADSs were validly tendered in the offer, which together represent a total of approximately 98.7% of eTelecare’s outstanding common shares (including common shares underlying the ADSs). EGS Acquisition Corp. has accepted for purchase and will promptly pay, within 10 business days, for all validly tendered common shares and ADSs at the offer price of $9.00 per share, in cash, without interest thereon and less any required taxes or costs required to be deducted or withheld in accordance with applicable law or rules, including payment of any stock transaction taxes, brokers’ commissions and other fees customarily for the account of a seller in connection with the “crossing” of the common shares on the Philippine Stock Exchange, Inc.
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About eTelecare Global Solutions
Founded in 1999, eTelecare Global Solutions is a leading provider of business process outsourcing (BPO) focusing on the complex, voice and non-voice based segment of customer-care services. It provides a range of services, including technical support, customer service, sales, customer retention, chat and email from both onshore and offshore locations. Services are provided from delivery centers in the Philippines, North America, and Latin America. Additional information is available at www.etelecare.com.
About Ayala
Ayala Corporation was founded in 1834 and is the holding company of one of the largest and most diversified business groups in the Philippines, with interests that include real estate, financial services, telecommunications, electronics, and information technology. LiveIt Solutions, Inc. is its holding company in the BPO sector, with significant holdings in eTelecare, Integreon (a leading Knowledge Processing Outsourcing firm that offers outsourced legal, research and analytics services) and Affinity Express (a leading provider of outsourced graphics and creative design services). Additional information is available at www.ayala.com.ph/.
About Providence
Providence Equity Partners is the leading global private equity firm specializing in equity investments in media, entertainment, communications and information companies around the world. The principals of Providence manage funds with approximately $22 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in 1989. Significant investments include Aditya Birla Telecom, Bresnan Broadband Holdings, Casema, Com Hem, Digiturk, Education Management Corporation, eircom, Freedom Communications, Hulu, Idea Cellular, Kabel Deutschland, Metro-Goldwyn-Mayer, NexTag, Ono, Open Solutions, PanAmSat, ProSiebenSat.1, Recoletos, TDC, Univision, VoiceStream Wireless, Warner Music Group, Western Wireless and Yankees Entertainment and Sports Network. Providence is headquartered in Providence, RI (USA) and has offices in New York, Los Angeles, London, Hong Kong and New Delhi. Additional information is available at www.provequity.com.
Contact Information
Investor Contacts:
Anh Huynh
Director of Investor Relations, eTelecare Global Solutions
888-362-1073
Philip Bourdillon/Gene Heller
Silverman Heller Associates for eTelecare
310-208-2550
Nona Torres
Head of Investor Relations, Ayala Corporation
+632-841-5446
Media Contact:
Andrew Cole / Lucy Neugart/ Charlotte Bilney
Sard Verbinnen & Co for Providence Equity
+1 (415) 618-8750; +852 9314 3463

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